Exhibit 99.1

Contacts:
Dan Mahoney	Nicholas Manganaro
Chief Financial Officer	Sharon Merrill Associates, Inc.
Charles River Associates	crai@investorrelations.com
617-425-3505	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
FOURTH-QUARTER AND FULL-YEAR 2022 FINANCIAL RESULTS
Broad-based Contributions Drive Record Revenue and Profits in Fiscal 2022
Fourth Quarter Revenue Increases 7.6% Year Over Year
Board Expands Share Repurchase Authorization by $20 Million
BOSTON, March 2, 2023 – Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results for the fourth quarter and fiscal year ended December 31, 2022.
“CRA once again set financial highs as fiscal 2022 topped a record-setting fiscal 2021,” said Paul Maleh, CRA’s President and Chief Executive Officer. “For the quarter, we continued to see broad-based strength across our portfolio. Reported revenue increased 7.6% compared with the fourth quarter of fiscal 2021 to $145.0 million. On a constant currency basis, revenue in the fourth quarter would have been higher by $4.4 million, or an additional 3.3% of year-over-year growth. Leading the way with double-digit revenue growth were six practices: Auctions & Competitive Bidding, Finance, Financial Economics, Intellectual Property, Labor & Employment, and Risk, Investigations & Analytics. Geographically, we saw balanced contributions from our North American and international operations, which grew fourth quarter revenue year over year by 8.2% and 5.4%, respectively.”

Highlights for Fourth-Quarter Fiscal 2022
•Revenue grew 7.6% year over year to $145.0 million.
•Utilization was 74%, and quarter-end headcount increased 9.1% year over year.
•Net income increased 0.1% year over year to $8.7 million, or 6.0% of revenue, compared with $8.7 million, or 6.4% of revenue, in the fourth quarter of fiscal 2021; non-GAAP net income increased 0.7% year over year to $8.7 million, or 6.0% of revenue, compared with $8.7 million, or 6.4% of revenue, in the fourth quarter of fiscal 2021.
•Earnings per diluted share increased 4.4% year over year to $1.19; non-GAAP earnings per diluted share increased 4.4% year over year to $1.19.
•Non-GAAP EBITDA decreased 4.0% to $14.6 million, or 10.1% of revenue, compared with $15.2 million, or 11.3% of revenue, in the fourth quarter of fiscal 2021.
•Net income, earnings per diluted share, and non-GAAP EBITDA were negatively impacted by a non-operating foreign currency loss of approximately $1.7 million related to net losses on foreign denominated transactions and the revaluation of working capital balances.
•On a constant currency basis relative to the fourth quarter of fiscal 2021, revenue, GAAP net income, and earnings per diluted share would have been higher by $4.4 million, $0.8 million, and $0.11 per diluted share, respectively. Non-GAAP net income, non-GAAP earnings per diluted share, and non-GAAP EBITDA would have been higher by $0.9 million, $0.12 per diluted share, and $1.1 million, respectively.
•CRA returned $2.7 million of capital to its shareholders, consisting of $2.7 million in dividend payments.

Highlights for Full-Year Fiscal 2022
•Revenue grew 4.4% year over year to $590.9 million with company-wide utilization of 75%.
•GAAP net income increased 4.7% year over year to $43.6 million, or 7.4% of revenue, or $5.91 per diluted share, compared with $41.7 million, or 7.4% of revenue, or $5.45 per diluted share for the full year fiscal 2021. Non-GAAP net income increased 4.5% year over year to $43.8 million, or 7.4% of revenue, or $5.94 per diluted share, compared with $42.0 million, or 7.4% of revenue, or $5.49 per diluted share for the full year fiscal 2021.
•Non-GAAP EBITDA grew 6.6% to $72.9 million, or 12.3% of revenue, compared with $68.4 million, or 12.1% of revenue, in fiscal 2021.

•Net income, earnings per diluted share, and non-GAAP EBITDA were positively impacted by a non-operating foreign currency gain of approximately $1.9 million related to net gains on foreign denominated transactions and the revaluation of working capital balances.
•On a constant currency basis relative to fiscal 2021, revenue, GAAP net income, and earnings per diluted share would have been higher by $12.6 million, $1.9 million, and $0.25 per diluted share, respectively. Non-GAAP net income, non-GAAP earnings per diluted share, and non-GAAP EBITDA would have been higher by $1.9 million, $0.25 per diluted share, and $2.4 million, respectively.
•For fiscal 2022, CRA returned $37.2 million of capital to its shareholders, consisting of $9.6 million of dividend payments and $27.6 million for share repurchases of approximately 320,000 shares.

Management Commentary and Financial Guidance
“CRA reported revenue for fiscal 2022 of $590.9 million, or $603.5 million on a constant currency basis after adjusting for $12.6 million of currency headwinds,” said Maleh. “Full-year, non-GAAP EBITDA was $72.9 million, or $75.3 million on a constant currency basis after adjusting for $2.4 million of currency headwinds. Non-GAAP EBITDA margin was 12.5% on a constant currency basis.”
“Our fiscal 2022 financial performance demonstrates our continued strength in the marketplace. For full-year fiscal 2023, on a constant currency basis relative to fiscal 2022, we expect revenue in the range of $615 million to $640 million, and non-GAAP EBITDA margin in the range of 10.8% to 11.5%. Our margin guidance takes into account a refinement to our approach for the coming year. Reflecting on our investor communications and financial results over the past several years, starting in the first quarter of 2023, we will be modifying our presentation of non-GAAP EBITDA to exclude non-operating foreign currency gains and losses related to foreign denominated transactions and the revaluation of working capital balances. Under this revised definition, CRA’s non-GAAP EBITDA margin on a constant currency basis was 12.2% for each of fiscal years 2021 and 2022 . While we are pleased with CRA’s strong performance in 2022 and are confident we can maintain our current momentum, we remain mindful that uncertain global macroeconomic, business, public health, and political conditions can affect our business.”
CRA does not provide reconciliations of its annual non-GAAP EBITDA margin guidance to GAAP net income margin because the Company is unable to estimate with reasonable certainty unusual gains or charges, foreign currency exchange rates, and the resulting effect of these items, and of equity awards, on CRA’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.
Share Repurchase Expansion and Quarterly Dividend
On March 1, 2023, CRA’s Board of Directors authorized a $20.0 million expansion of the Company’s existing share repurchase program, in addition to the $22.9 million currently remaining under the program. CRA may repurchase shares of its common stock in the open market or in privately negotiated transactions in accordance with applicable insider trading and other securities laws and regulations. The timing, amount and extent to which CRA repurchases shares will depend upon market conditions and other factors it may consider in its sole discretion.
The Board of Directors also authorized a quarterly cash dividend of $0.36 per common share, payable on March 24, 2023 to shareholders of record as of March 14, 2023. CRA expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.
Conference Call Information and Prepared CFO Remarks
CRA will host a conference call today at 10:00 a.m. ET to discuss its fourth-quarter and fiscal-year 2022 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.
In combination with this press release, CRA has posted prepared remarks by its CFO Dan Mahoney under “Quarterly Earnings” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.
About Charles River Associates (CRA)
Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in

Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.
NON-GAAP FINANCIAL MEASURES
In this release, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with the following financial measures that are not calculated in accordance with GAAP: non‑GAAP net income, non‑GAAP net income per share and non‑GAAP EBITDA. CRA believes that the non-GAAP financial measures described in this press release are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results and financial condition. In addition, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments are made to the performance measures for some of CRA’s performance-based compensation.
As used herein, CRA defines non-GAAP EBITDA as net income before interest expense (net), income taxes, and depreciation and amortization further adjusted for the impact of certain items that we do not consider indicative of our core operating performance, such as non-cash amounts relating to valuation changes in contingent consideration and related tax effects. Non-GAAP net income and non-GAAP net income per share also exclude non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, and related tax effects. This release also presents certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates.
All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in this release. EBITDA and the financial measures identified in this release as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of this press release. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
SAFE HARBOR STATEMENT
Statements in this press release concerning our future business, operating results and financial condition, including those concerning guidance on future revenue and non-GAAP EBITDA margin, the impact of exchange rate fluctuations on our financial results, our expectations regarding continued growth, our expectations regarding the payment of any future quarterly dividends and the level and extent of any purchases under our expanded share repurchase program, and statements using the terms “outlook,” “expect,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual revenue and non-GAAP EBITDA margin in fiscal 2023 on a constant currency basis relative to fiscal 2022 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained in or implied by the forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; the impact of epidemics or pandemics such as the COVID-19 pandemic outbreak; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. Except as may be required by law, we undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
DECEMBER 31, 2022 COMPARED TO JANUARY 1, 2022
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	December 31, 2022	As a % of Revenue	January 1, 2022	As a % of Revenue	December 31, 2022	As a % of Revenue	January 1, 2022	As a % of Revenue
Revenues	$144,976	100.0%	$134,766	100.0%	$590,901	100.0%	$565,933	100.0%
Cost of services (exclusive of depreciation and amortization)	100,678	69.4%	93,658	69.5%	410,081	69.4%	400,054	70.7%
Selling, general and administrative expenses	28,060	19.4%	25,633	19.0%	110,087	18.6%	97,372	17.2%
Depreciation and amortization	2,936	2.0%	3,111	2.3%	11,996	2.0%	12,768	2.3%
Income from operations	13,302	9.2%	12,364	9.2%	58,737	9.9%	55,739	9.8%

Interest expense, net	(484)	-0.3%	(179)	-0.1%	(1,826)	-0.3%	(970)	-0.2%
Foreign currency gains (losses), net	(1,677)	-1.2%	(241)	-0.2%	1,889	0.3%	(494)	-0.1%
Income before provision for income taxes	11,141	7.7%	11,944	8.9%	58,800	10.0%	54,275	9.6%
Provision for income taxes	2,468	1.7%	3,277	2.4%	15,181	2.6%	12,596	2.2%
Net income	$8,673	6.0%	$8,667	6.4%	$43,619	7.4%	$41,679	7.4%

Net income per share:
Basic	$1.21		$1.17		$6.02		$5.59
Diluted	$1.19		$1.14		$5.91		$5.45

Weighted average number of shares outstanding:
Basic	7,129		7,373		7,218		7,423
Diluted	7,293		7,555		7,355		7,621

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
DECEMBER 31, 2022 COMPARED TO JANUARY 1, 2022
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	December 31, 2022	As a % of Revenue	January 1, 2022	As a % of Revenue	December 31, 2022	As a % of Revenue	January 1, 2022	As a % of Revenue
Revenues	$144,976	100.0%	$134,766	100.0%	$590,901	100.0%	$565,933	100.0%

Net income	$8,673	6.0%	$8,667	6.4%	$43,619	7.4%	$41,679	7.4%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	—	—%	—	—%	—	—%	380	0.1%
Acquisition-related costs	69	—%	—	—%	302	0.1%	—	—%
Tax effect on adjustments	(18)	—%	—	—%	(80)	—%	(103)	—%
Non-GAAP net income	$8,724	6.0%	$8,667	6.4%	$43,841	7.4%	$41,956	7.4%

Non-GAAP net income per share:
Basic	$1.22		$1.17		$6.05		$5.63
Diluted	$1.19		$1.14		$5.94		$5.49

Weighted average number of shares outstanding:
Basic	7,129		7,373		7,218		7,423
Diluted	7,293		7,555		7,355		7,621

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
DECEMBER 31, 2022 COMPARED TO JANUARY 1, 2022
(IN THOUSANDS)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	December 31, 2022	As a % of Revenue	January 1, 2022	As a % of Revenue	December 31, 2022	As a % of Revenue	January 1, 2022	As a % of Revenue
Revenues	$144,976	100.0%	$134,766	100.0%	$590,901	100.0%	$565,933	100.0%

Net income	$8,673	6.0%	$8,667	6.4%	$43,619	7.4%	$41,679	7.4%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	—	—%	—	—%	—	—%	380	0.1%
Acquisition-related costs	69	—%	—	—%	302	0.1%	—	—%
Tax effect on adjustments	(18)	—%	—	—%	(80)	—%	(103)	—%
Non-GAAP net income	$8,724	6.0%	$8,667	6.4%	$43,841	7.4%	$41,956	7.4%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	484	0.3%	179	0.1%	1,826	0.3%	970	0.2%
Provision for income taxes	2,486	1.7%	3,277	2.4%	15,261	2.6%	12,699	2.2%
Depreciation and amortization	2,936	2.0%	3,111	2.3%	11,996	2.0%	12,768	2.3%
Non-GAAP EBITDA	$14,630	10.1%	$15,234	11.3%	$72,924	12.3%	$68,393	12.1%

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	December 31, 2022	January 1, 2022
Assets
Cash and cash equivalents	$31,447	$66,130
Accounts receivable and unbilled services, net	194,987	162,057
Other current assets	22,426	21,160
Total current assets	248,860	249,347

Property and equipment, net	45,582	53,612
Goodwill and intangible assets, net	101,510	93,117
Right-of-use assets	96,725	110,475
Other assets	58,240	48,809
Total assets	$550,917	$555,360

Liabilities and Shareholders’ Equity
Accounts payable	$27,584	$23,511
Accrued expenses	155,864	156,314
Current portion of lease liabilities	15,972	14,337
Other current liabilities	17,705	18,924
Total current liabilities	217,125	213,086
Non-current portion of lease liabilities	106,008	124,464
Other non-current liabilities	16,630	11,976
Total liabilities	339,763	349,526

Total shareholders’ equity	211,154	205,834
Total liabilities and shareholders’ equity	$550,917	$555,360

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Year Ended
	December 31, 2022	January 1, 2022
Operating activities:
Net income	$43,619	$41,679
Adjustments to reconcile net income to net cash provided by operating activities, net of effect of acquired businesses:
Non-cash items, net	30,490	30,044
Accounts receivable and unbilled services	(30,311)	(10,452)
Working capital items, net	(18,677)	14,427
Net cash provided by operating activities	25,121	75,698

Investing activities:
Purchases of property and equipment	(3,813)	(2,623)
Consideration paid for acquisitions, net	(14,352)	—
Net cash used in investing activities	(18,165)	(2,623)

Financing activities:
Issuance of common stock, principally stock options exercises	1,411	5,157
Borrowings under revolving line of credit	126,000	74,000
Repayments under revolving line of credit	(126,000)	(74,000)
Payments for debt issuance costs	(1,008)	—
Tax withholding payments reimbursed by shares	(2,145)	(1,528)
Cash paid for contingent consideration	—	(2,357)
Cash dividends paid	(9,580)	(8,289)
Repurchase of common stock	(27,630)	(44,976)
Net cash used in financing activities	(38,952)	(51,993)

Effect of foreign exchange rates on cash and cash equivalents	(2,687)	(629)

Net increase (decrease) in cash and cash equivalents	(34,683)	20,453
Cash and cash equivalents at beginning of period	66,130	45,677
Cash and cash equivalents at end of period	$31,447	$66,130

Noncash investing and financing activities:
Increase (decrease) in accounts payable and accrued expenses for property and equipment	$(268)	$8
Right-of-use assets obtained in exchange for lease obligations	$2,436	$1,751
Restricted common stock issued for contingent consideration	$—	$2,250
Supplemental cash flow information:
Cash paid for taxes	$15,646	$14,953
Cash paid for interest	$1,579	$727
Cash paid for amounts included in operating lease liabilities	$21,306	$20,823